                                                                   EXHIBIT 10.12

     Certain information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

     Unredacted version filed confidentially with the Securities and Exchange Commission

                     METAWAVE COMMUNICATIONS CORPORATION/

                               GTE Wireless Inc.

                              Purchase Agreement

                           Document Number #1003-PA


                      Metawave Communications Corporation
                             10735 Willows Road NE
                          Redmond, WA 98073-9769 USA
                               Tel. 425 702-5600
                               Fax 425 702-5970
                            http://www.metawave.com

                               TABLE OF CONTENTS

1.  AGREEMENT..............................................................   3

2.  DEFINITIONS............................................................   3

3.  PURCHASE ORDERS / CANCELLATIONS........................................   5

4.  SHIPPING, TITLE, RISK OF LOSS..........................................   6

5.  INVOICES AND PAYMENT...................................................   6

6.  WARRANTY...............................................................   8

7.  OBLIGATIONS OF CUSTOMER................................................   9

8.  INFRINGEMENT INDEMNITY.................................................  10

9.  INDEMNIFICATION........................................................  11

10. TERM AND TERMINATION...................................................  11

11. ASSIGNMENT.............................................................  11

12. NOTICES................................................................  12

13. COMPLIANCE WITH LAWS...................................................  12

14. FORCE MAJEURE..........................................................  12

15. GOVERNING LAW; DISPUTE RESOLUTION......................................  13

16. CONFIDENTIALITY........................................................  13

17. GENERAL PROVISIONS.....................................................  14

       EXHIBIT A: PRODUCTS AND SERVICES PRICING

       EXHIBIT B: PRODUCT SPECIFICATIONS

       EXHIBIT C: PERFORMANCE ACCEPTANCE PROCEDURE

       EXHIBIT D: PRODUCT MAINTENANCE PROGRAM

       EXHIBIT E: SOFTWARE LICENSE

       EXHIBIT F: COMMISSIONING CERTIFICATE

                      METAWAVE COMMUNICATIONS CORPORATION
                               PURCHASE AGREEMENT



          THIS PURCHASE AGREEMENT (this "Agreement") is made as of this eighth day of September, 1998 (the "Effective Date") between Metawave Communications Corporation, a Delaware corporation ("Seller"), and GTE Mobilnet of California Limited Partnership, by GTE Wireless Incorporated, its General Partner on its behalf and its Affiliates ("Customer").

          The parties, in consideration of the mutual covenants, agreements and promises of the other set forth in this Agreement and intending to be legally bound, agree as follows:

1.   AGREEMENT

          Seller agrees to sell to Customer, and Customer agrees to purchase by submitting a Customer Purchase Order to Seller, the Products and Services identified on Exhibit A to this Agreement in accordance with the specifications and the terms and conditions hereof and at the Purchase Prices set forth in Exhibit A. Notwithstanding any other provision of this Agreement or any other contract between the parties to the contrary, the provisions of this Agreement shall apply to all Purchase Orders for the Products and Services during the term of this Agreement unless the parties expressly agree by written modification to this Agreement that the provisions of this Agreement shall not apply. Any different or inconsistent terms in any acknowledgment, confirmation, invoice, Purchase Order or other communication from one party to the other shall be deemed objected to without need of further notice of objection and shall be of no effect and not in any circumstance binding upon either party unless expressly accepted by both parties in writing.

2.   DEFINITIONS

           As used in this Agreement, the following terms shall have the meanings set forth below:

           "Affiliate" shall mean any partnership, corporation or other entity which is incorporated in the United States and in which GTE Wireless Incorporated, directly or indirectly, owns more than fifty percent (50%) of the voting shares, or owns a controlling interest.

           "Change Order" shall mean any subsequent change to a Purchase Order initiated by either party and mutually agreed to by both parties, including but not limited to, changes in Site configuration and Products and Services needed at the Site.

           "Commissioning" shall mean the procedures required to place the Product into commercial service at a particular Site as described in the Product system manual and the completion of which for Follow-on Orders is shown by evidence of Customer's signature on the Commissioning Certificate attached hereto as Exhibit F.

          "Follow-on Order" shall mean any Purchase Order in excess of the Initial Order submitted by Customer.

          "Initial Order" shall mean Customer's initial purchase of one or more Products (and any associated Services) for deployment in the Customer's California market and ordered as a part of this Purchase Agreement and as described in Exhibit A.

          "Performance Acceptance" shall mean, for the Initial Order, Customer's written notification to Seller of the Certificate of Performance Acceptance specified in Exhibit C, that the Products satisfy the Performance Criteria set forth in Exhibit C.

          "Performance Acceptance Procedure" shall mean, for the Initial Order, the testing procedures and protocols used to determine Product performance levels as described in Exhibit C.

          "Performance Criteria" shall mean the [**] set forth in Exhibit C,
     Section 3.7.3. to be [**] for the [**] Products [**] Initial Order [**] Performance Evaluation Period.

          "Performance Evaluation Period" shall mean the [**] in Exhibit C
     3.7.2.1. [**] Products will [**] in [**] Performance Criteria.

          "Products" shall mean the SpotLight(TM) 2000 spectrum management systems, consisting of hardware and Software, listed in Exhibit A hereto or any additional products set forth in any amendments thereto as may be subsequently agreed to from time to time by Seller and Customer.

          "Purchase Order" shall mean any purchase order Customer may deliver to Seller for the purchase of the Products and/or Services which incorporates the terms and conditions of this Agreement and which has been accepted by Seller.

          "Purchase Price" shall mean the price of the Products and the price of the Services shown in Exhibit A or any other amount set forth in any amendments to Exhibit A as may be subsequently agreed to from time to time by Seller and Customer.

          "Services" shall mean the engineering services set forth in Exhibit A or any additional services set forth in any amendments to Exhibit A as may be subsequently agreed to from time to time by Seller and Customer.

          "Site" shall mean each of the Customer cell site locations at which a Product is installed.

[***] CERTAIN INFORMATION ON THIS PAGE(S) HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

          "Site Survey" shall mean the survey of a Site performed by Seller to determine the Product configuration and scope of services required for the proper installation and Commissioning of the Product.

          "Software" shall mean the (i) object-code computer programs embedded in the Product which control and monitor the operation of the Product ("Embedded System Software"), and (ii) the Lamplighter/TM/ PC-based graphical user interface computer program for the Product, and all Features, Major Releases, Point Releases, and Software Patches (as such terms are defined in Exhibit D), other updates and modifications to such Software (the "Software Updates") and any documentation in support thereof.

          "Software License" shall mean the software license set forth in Exhibit E.

          "Specifications" shall mean the specifications for the Products set forth in Exhibit B and incorporated herein.

3.   PURCHASE ORDERS/CANCELLATIONS

     a. When Customer wishes to purchase Products and Services pursuant to this Agreement, Customer shall notify the Designated Representative of Seller specified in Section 12 hereof. Seller's Designated Representative (or his agents) shall, with a representative of Customer, conduct a Site Survey for each Site to determine the configuration, Products, scope of Services and any other ancillary equipment required for each Site. The Designated Representative shall then develop an equipment list and price sheet for the Products and Services required for each Site using the prices set forth in Exhibit A (the "Quotation").

     b. Following receipt of the Quotation, Customer shall order Products and Services by submitting a Purchase Order to which the Quotation shall be attached and made a part thereof. The Purchase Order shall also include the desired delivery date and whether partial deliveries are acceptable. Purchase Orders should be submitted by Customer to Seller at least 90 days prior to date of delivery for such Products and Services. Upon receipt of the Purchase Order, Seller shall have five
         (5) business days to accept or reject the Purchase Order in writing.

     c. In the event that the Customer submits a Purchase Order without a Quotation, such Purchase Order shall be subject to completion of a Site Survey by Seller. If following the completion of the Site Survey, Seller determines that Product configurations and or the Services set forth in the Purchase Order must be changed, Seller shall, within ten
         (10) days of completion of the Site Survey, notify Customer with a written proposal for changes to the Purchase Order. Upon receipt, Customer shall have five (5) business days to accept or reject the written proposal for changes. If accepted, Customer shall execute a written Change Order to reflect the required changes identified by the Site Survey. If Customer rejects the Change Order Customer may cancel the Purchase Order subject to Section 3(d) below.

     d. Customer may cancel or delay delivery of a Product contained in any Purchase or Change Order prior to Seller's shipment of the Product subject to the terms herein. Any such cancellation or delay must be made by written notification. If Customer directs such cancellation or delay with less than 30 days written notice from the delivery date specified in Purchase Order or Change Order, Customer shall pay to Seller any reasonable costs associated with such cancellation or delay provided, however, that any such costs shall not exceed in the aggregate ten percent (10%) of the Purchase Price of each canceled or delayed Product. Customer shall not be obligated to pay any such costs if Customer timely exercises its cancellation rights under section 3(c) hereof.

     e. Within thirty days following execution of this Agreement, Customer shall give Seller a non binding forecast of Customer's estimated requirements for the Products and Services for the forthcoming twelve
         (12) months such forecast shall be updated by Customer on a monthly basis.

4.   SHIPPING, TITLE, RISK OF LOSS

     a. Unless otherwise instructed by Customer, and subject to Section 3, Seller shall ship all Products to the destination designated in a Purchase Order on or before the delivery date(s) specified in a Purchase Order and render invoices in accordance with Section 5 below. Customer is responsible for the payment of all reasonable shipping charges, except as noted in Section 4(b) below.

     b. Products shall be packed by Seller, at no additional charge to Customer, in containers adequate to prevent damage during reasonable shipping, handling and storage. Customer shall be responsible for payment of any warehousing or storage charges for the Products following delivery of the Products to Customer.

     c. For the Initial Order, title to and risk of loss or damage to Products sold by Seller to Customer hereunder shall pass to Customer upon Performance Acceptance. For all Follow-on Orders title to and risk of loss or damage to Products sold by Seller to Customer hereunder shall pass to Customer upon shipment of Products to Customer. Title to Software shall remain with Seller in all cases pursuant to the terms of the Software License attached as Exhibit E hereto.


5.   INVOICES AND PAYMENT

     a. For the Products in the Initial Order only, the payment schedule shall be as follows:

         1. Seller shall render an invoice for one hundred percent (100%) of the Purchase Price of the Products and one hundred percent (100%) of the Purchase Price of the Services associated with such Products upon Performance Acceptance.

         2. In the event that Performance Acceptance for the Products in the Initial Order does not occur and Seller has indicated in writing that it will no longer pursue Performance Acceptance, Customer shall have the option of either (i) completing the purchase of the Products in which case Seller shall render an invoice for the balance due or (ii) returning the Products to the Seller. If Customer chooses to return the Products to Seller, Seller shall de-install such Products at Seller's expense and repair any damage to or reverse any modifications to the Customer's equipment at the Site caused by Seller during installation of the Products and during the Performance Evaluation Period. Seller shall arrange for and pay the costs of shipping and assumes the risk of loss and damage to Products during shipment of the Products back to its headquarters in Redmond, Washington.

     b. For Follow-on Orders for Products, to be installed by Seller, Seller shall render invoices as follows: (i) [**] of the Purchase Price of each Product upon shipment of a Product to Customer, and (ii) [**] of the Purchase Price of each Product and one hundred percent (100%) of any associated Services promptly following the Commissioning of a Product. For Follow-on Orders, to be installed by Customer, Seller shall invoice Customer for one hundred percent (100%) of the Purchase Price of each Product upon shipment of Product to Customer.

     c. For Follow-on-Orders for Services only, Seller shall render invoices for 100% of the Purchase Price upon the completion of the Services, or on alternative milestones based upon mutual agreement of the parties.

     d. All invoices shall be computed on the basis of the prices set forth in Exhibit A (including any applicable discounts) and shall identify and show separately quantities of Products, type of Services, total amounts for each item, shipping charges, insurance charges, applicable sales or use taxes and total amount due. Customer shall promptly pay Seller the amount due within thirty (30) days of the date of receipt of the invoice, except for the Initial Order only which shall be due ninety (90) days of the date of receipt of the invoice. Customer shall pay a late fee at the rate of one and one-half percent (1.5%) of the amount due for each month or portion thereof that the amount remains unpaid.

     e. Excluding income, business and licensing taxes, Customer shall be responsible for the payment of all sales, use and any other taxes applicable specifically to the sale of the Products and Services provided by the Seller pursuant to this Agreement. When Seller is required by law to collect such taxes, 100% thereof will be added to invoices as separately stated charges and paid by Customer in accordance with this section.

     f. If Customer disputes any invoices rendered or amount paid, Customer will so notify Seller, and the parties will use their reasonable efforts to resolve such

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      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
      RESPECT TO THE OMITTED PORTIONS.

         dispute expeditiously. Provided that Customer so notifies Seller of a disputed invoice and there is a good faith basis for such dispute, the time for paying the portion of the invoice in dispute shall be extended by a period of time equal to the time between Seller's receipt of such notice from Customer and the resolution of such dispute.

6.   WARRANTY

     a. Seller warrants, for the Initial Order, for a period of [***] from the date of Performance Acceptance and for all Follow-on Orders, for a period of [***] from the shipment of a Product to Customer (the "Warranty Period") that (i) all Products furnished hereunder will be free from defects in materials, workmanship and title, (ii) all Products will conform in all material respects to the documentation and specifications provided by the Seller herein, (iii) the media on which the Software is contained will be free from defects in material and workmanship under normal use, and (iv) the Software will conform in all material respects to the documentation provided by Seller. The warranties in this Agreement are given in lieu of all other warranties express or implied which are specifically excluded, including, without limitation, implied warranties of merchantability and fitness for a particular purpose.

     b. Seller represents that, in connection with Calendar-Related data and Calendar-Related processing of Date Data or of any System Date, the Product will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results. Seller further represents that, in connection with providing Calendar-Related data to and accepting Calendar-Related data from other automated, computerized, and/or software systems and users via user interfaces, electronic interfaces, and data storage, the Product represents dates without ambiguity as to century. Seller further represents that Seller has verified through testing that the Products are century compliant and that testing included, without limitation, each of the following specific dates and the transition to and from each date: December 31, 1998; January 1, 1999; September 9, 1999; September 10, 1999; December 31, 1999; January 1, 2000; February 28, 2000; February 29, 2000; March
         1, 2000; December 31, 2000; January 1, 2001; December 31, 2004; and
         January 1, 2005. These representations survive the expiration or earlier termination of this Agreement. For purposes of this section, "Calendar-Related" refers to date values based on the Gregorian calendar, as defined in Encyclopedia Britannica, 15th edition, 1982, page 602, and to all uses in any manner of those date values, including without limitation manipulations, calculations, conversions, comparisons, and presentations; "Date Data" means any Calendar-Related data value in the inclusive range January 1, 1900 through December 31, 2094, which the Product uses in any manner; and "System Date" means any Calendar-Related data value in the inclusive range January 1, 1985 through December 31, 2094 (including the natural transition between such values), which the Product shall be able to use as its current date while operating.

[***] CERTAIN INFORMATION ON THIS PAGE(S) HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     c. Customer and Seller shall handle all warranty claims in accordance with the procedures set forth in Exhibit D hereto (Product Maintenance). The actions taken by Seller under the Product Maintenance Program procedures set forth in Exhibit D shall be the full extent of Seller's liability and Customer's exclusive remedy with respect to a claim under this Section 6.

     d. This warranty does not apply to any claim which arises out of any of the following: (i) the Product is used in other than its normal and customary manner; (ii) the Product has been subject to misuse, accident, neglect or damage by Customer; (iii) the Product has been installed, Commissioned, optimized or moved from its original installation site by any person other than Seller or a person who has been certified by Seller through completion of a Seller-sponsored training course to provide such services; (iv) unauthorized alterations or repairs have been made to the Product, or parts have been used in the Product which are not approved by Seller; (v) the Product is not maintained pursuant to Seller maintenance programs or under the supervision of a person who has been certified by Seller to provide such maintenance service through completion of a Seller-sponsored training course; (vi) an event of Force Majeure has occurred; (vii) the failure of third party antennas, antenna lines or interconnection facilities not provided by Seller at the Site.

7.   OBLIGATIONS OF CUSTOMER

     In addition to performing the other obligations set forth in this Agreement, Customer shall:

     a. Procure from appropriate regulatory authorities all zoning approvals, necessary permits and station licenses as may be required to install and operate Customer's wireless system incorporating the Products prior to the date agreed by the parties for the commencement of installation of those Products;

     b. Prepare the Site for the installation of the Product and performance of the Services as specified in the Scope of Work to be mutually agreed by both parties for each Site prior to the date agreed by the parties for the commencement of installation of those Products;

     c. Agree with Seller on a date for the commencement of Services and in the event that the commencement of Services is delayed due to the failure of Customer to comply with the foregoing obligations, Seller shall be entitled to recover reasonable costs and expenses associated with mobilizing and compensating Seller personnel during the delay.

     d. Provide safe and secure access to the Sites for Sellers employees during the performance of Services.

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

8.   INFRINGEMENT INDEMNITY

     a. Seller shall indemnify and hold harmless Customer against any and all liabilities, losses, costs, damages and expenses, including reasonable attorney's fees, associated with any claim or action for actual or alleged infringement by any Product or Software supplied in accordance with this Agreement of any United States patent, trademark, copyright, trade secret or other intellectual property right incurred by Customer as a result of Customer's use of such Products or Software in accordance with this Agreement provided that (i) Customer promptly notifies Seller in writing of the claim, (ii) Customer gives Seller full opportunity and authority to assume sole control of the defense and all related settlement negotiations, and (iii) Customer gives Seller information and assistance for the defense (Customer will be reimbursed for reasonable costs and expenses incurred in rendering such assistance, against receipt of invoices therefor). Subject to the conditions and limitations of liability stated in this Agreement, Seller shall indemnify and hold harmless Customer from all payments, which by final judgments in such claims, may be assessed against Customer on account of such alleged infringement and shall pay resulting settlements, costs and damages finally awarded against Customer by a court of law, arbitration or other adjudication of the claim.

     b. Customer agrees that if the Products or Software become, or in Seller's opinion are likely to become, the subject of such a claim, Customer will permit Seller, at Seller's option and expense, either to procure the right for Customer to continue using such Products or Software or to replace or modify same so that they become non-infringing as long as they continue to conform in all material respects to the specifications contained in this Agreement and Exhibits, and, if neither of the foregoing alternatives is available on terms which are acceptable to Seller, Customer shall at the written request of Seller, return the infringing or potentially infringing Products or Software and all the rights thereto at Seller's expense. Customer shall receive a refund of the prorated undepreciated portion of the Purchase Price actually paid by Customer to Seller for the returned portion of the Products. The Purchase Price shall be straight-line depreciated over a five (5) year period.

     c. Seller shall have no obligation to Customer with respect to any claim of patent or copyright infringement which is based upon (i) adherence to specifications, designs or instructions furnished by Customer, (ii) the combination, operation or use of any Products supplied hereunder with products, software or data with which the Products are not intended to be used or for which the Products are not designed, (iii) the alteration of the Products or modification of any Software made by any party other than Seller; or (iv) the Customer's use of a superseded or altered release of some or all of the Software if infringement would have been avoided by the use of a subsequent unaltered release of the Software that is provided to the Customer.

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9.   INDEMNIFICATION

          Seller shall indemnify Customer, its employees and directors, and each of them, against any loss, damage, claim, or liability, arising out of, as a result of, or in connection with the use of the Product in accordance with this Agreement or the acts or omissions, negligent or otherwise, of Seller in the performance of this Agreement, or a contractor or an agent of Seller or an employee of anyone of them, except where such loss, damage, claim, or liability arises from the sole negligence or willful misconduct of Customer, agents or its employees. Seller shall, at its own expense, defend any suit asserting a claim for any loss, damage or liability specified above, and Seller shall pay any costs, expenses and attorneys' fees that may be incurred by Customer in connection with any such claim or suit or in enforcing the indemnity granted above, provided that Seller (i) is given prompt notice of any such claim or suit and (ii) full opportunity to assume control of the defense or settlement. Customer shall, at its discretion, have the right to reasonably participate in the defense and settlement of any claim asserted against Customer, including, but not limited to, choice of counsel and any settlement, but Seller shall have final authority to choose counsel and determine whether or not to settle a claim. Neither Seller nor Customer shall not be liable to the other for indirect or consequential damages, including but not limited to lost profits or revenue.

10.  TERM AND TERMINATION

          The term of this Agreement shall be three (3) years from the Effective Date. If either party is in material default of any of its obligations under this Agreement and such default continues for thirty (30) days after written notice thereof by the party not in default, the nondefaulting party may cancel this Agreement. In addition, a party may cancel this Agreement if a petition in bankruptcy or under any insolvency law is filed by or against the other party and is not dismissed within sixty (60) days of the commencement thereof.

11.  ASSIGNMENT

     a. Any assignment by either party to this Agreement or any other interest hereunder without the other party's prior written consent, shall be void, except assignment to a person or entity who acquires all or substantially all of the assets, business or stock of Seller, whether by sale, merger or otherwise.

     b. Customer shall not (i) assign, sublicense or otherwise transfer the Software License set forth in Exhibit E, to any third party other than an Affiliate without the prior consent of the Seller, (ii) purchase a Product solely for the purpose of reselling or distributing it to another party, (iii) transport, relocate, or otherwise transfer the Products or the Software outside the United States, or (iv) permit its directors, officers, employees, agents or any other third person to modify, copy, decompile, disassemble or reverse engineer the Products or the Software.

     c. Subject to the provisions of paragraphs a, and b above, this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns, if any, of the parties hereto.

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12.  NOTICES

          Except as otherwise specified in this Agreement, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail, postage prepaid, certified mail, return receipt requested, or by a reputable overnight courier service providing proof of delivery, or by confirmed facsimile transmission and addressed as follows:

     To Seller:                                To Customer:

     Metawave Communications                   GTE Mobilnet of California
     Corporation                               12677 Alcosta Blvd
     10735 Willows Road NE                     Dept. 500, PO Box 5011
     Redmond, WA 98073                         San Ramon, CA 94583-0811

     Attn.: Richard Henderson                  Attn.: Hal Horton, Manager
     VP, Sales                                 Area Programs
     Copy to: Kathy Surace-Smith               Copy to: Randy Golden
     General Counsel                           Regional Counsel
     Fax: 425 702 5976                         Fax: 925 904 3624

          Seller's Designated Representative for Section 3 shall be Mike Kavanagh or Mike Lewandowski.

          The address to which notices or communications may be given to either party or the names of the Designated Representatives may be changed by written notice given by such party to the other pursuant to this Section 12.

13.  COMPLIANCE WITH LAWS

          Seller shall comply with all applicable federal, state and local laws, regulations and codes, including the procurement of permits and licenses when needed, in the performance of this Agreement.

14.  FORCE MAJEURE

          Except for payment of moneys due, neither party shall be liable for delays in delivery or performance or for failure to manufacture, deliver or perform resulting from acts beyond the reasonable control of the party responsible for performance. Such acts shall include, but not be limited to
     (a) acts of God, acts of a public enemy, acts or failures to act by the other party, acts of civil or military authority, governmental priorities, strikes or other labor disturbances, hurricanes, earthquakes, fires, floods, epidemics, embargoes, war, riots, and loss or damage to goods in transit; or (b) inability to obtain necessary products, components, services or facilities on account of causes beyond the reasonable control of the delayed party or its suppliers. In the event of any such delay, the date(s) of delivery or performance shall be extended for as many days are reasonably required due to the delay. If

                                      12
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     such delay continues for 45 days, either party may terminate the Purchase
     Order affected by the event by providing written notice.

15.  GOVERNING LAW; DISPUTE RESOLUTION

     a. This Agreement and each Purchase Order shall be construed in accordance with the internal laws of the State of California, without regard to its choice of law provisions.

     b. Any and all disputes arising between the parties shall be resolved in the following order: (i) by good faith negotiation between representatives of Customer and Seller who have authority to fully and finally resolve the dispute to commence within ten (10) days of the request of either party; (ii) in the event that the parties have not succeeded in negotiating a resolution of the dispute within ten (10) days after the first meeting, then the dispute will be resolved by nonbinding mediation to be held in a mutually agreed location in the United States, using a mutually agreed upon non-affiliated neutral party having experience with or knowledge in the wireless communications equipment industry to be chosen within twenty (20) days after written notice by either party demanding mediation (the costs therefor to be shared equally); and (iii) if within sixty (60) days of the initial demand for mediation by the parties, the dispute cannot be resolved by mediation, then a party may institute litigation in a court having subject matter jurisdiction, and the parties expressly consent and submit themselves to the personal jurisdiction of such court. If compliance with this section would result in expiration of any statute of limitations for the filing of a court action, the statute of limitations shall be tolled for the period of time required to comply with this section.

16.  CONFIDENTIALITY

     a. During the term of this Agreement and thereafter it may be necessary for Seller and Customer to mutually exchange certain information, data and proprietary material relating to marketing, sales, technical, financial and other matters involving the Products, this Agreement or the relationship between the Seller and Customer. In order to be treated as confidential hereunder ("Confidential Information"), information disclosed in writing shall be marked as confidential or proprietary, and the disclosing party shall indicate the confidential nature of oral information at the time of disclosure and provide written confirmation thereof within fifteen (15) days following such disclosure. All Confidential Information shall:

        1. Be received and retained in the strictest confidence by the parties and will be deemed to be proprietary information of the disclosing party and the recipient(s) agree(s) that it will not disclose it to third parties and further will treat such information, data or material as proprietary using the same degree of care that it (or they) would normally use in protecting its (or their) own proprietary information; and

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

        2. Be used by the parties hereto solely for the purpose of implementing this Agreement.

     b. This provision shall not apply to any Confidential Information which:
        (i) is known by the receiving party prior to the date of disclosure by the disclosing party, and is not subject to or in violation of an obligation of confidentiality; (ii) is or become public knowledge other than by default of the receiving party; (iii) is obtained by the receiving party from a bona-fide third party having free right of disposal of such information; (iv) is wholly and independently developed by receiving party without reference to the Confidential Information; or
        (v) the receiving party is required to disclose pursuant to any law, regulation or a valid order of a court or other governmental body or any political subdivision thereof, provided, however, that the recipient of the information shall first have given notice to the disclosing party and made a reasonable effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued.

     c. Subject to the foregoing, this Agreement shall also be treated confidentially by all parties hereto.

     d. This section shall survive any termination of the Agreement for a period of three (3) years.

17.  GENERAL PROVISIONS

     a. Seller and Customer may issue a joint press release concerning the execution of this Agreement. Such press release shall be subject to prior review and written approval by both parties, not to be unreasonably withheld.

     b. Any waiver by any party of any breach or failure to comply with any provision of this Agreement by the other party must be in writing and shall not be construed as, or constitute, a continuing waiver or such provision, or a waiver of any other provision of this Agreement.

     c. If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provisions, and the rights and obligations of Seller and Customer shall be construed and enforced accordingly.

     d. This Agreement, including all Exhibits which are attached to and hereby incorporated into this Agreement, shall constitute the entire agreement between Customer and Seller with respect to the subject matter hereof and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party or any officer, employee or representative of any party with respect to the subject matter hereof.

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

     e. Any amendment or modification of this Agreement or any Exhibit must be in writing and signed by a duly authorized representative of each of the parties.

     f. This Agreement applies only to sales of Products and Services in the United States.

     g. Each party shall comply with all applicable U.S. and foreign export control laws and regulations and shall not export or re-export any technical data or products except in compliance with the applicable export control laws and regulations of the U.S. and any foreign country.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.


Metawave Communications Corporation       GTE Mobilnet of California Limited
                                          Partnership by GTE Wireless, Inc., its
                                          General Partner

By:/S/ Richard Henderson                  By: /S/ Annette M. Jacobs

Name: Richard Henderson                   Name:  Annette M. Jacobs

Title: Vice President Sales               Title:  Area President, California
       and Marketing

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

                           SOFTWARE LICENSE AGREEMENT

                                   EXHIBIT E

                           TO THE PURCHASE AGREEMENT

                                    BETWEEN

                 METAWAVE COMMUNICATIONS CORPORATION ("SELLER")

                                      AND

                                GTE ("CUSTOMER")

1.   DEFINITIONS

     "Agreement" shall mean the Purchase Agreement between Seller and Customer executed concurrently herewith, and the Exhibits attached thereto, including this Exhibit E (Software License).

     "Software" shall mean the (i) object-code computer programs embedded in the SpotLight System which control the operation of the SpotLight System ("Embedded System Software"), and (ii) the LampLighter PC-based graphical user interface computer program used to monitor the operation of a SpotLight System and all Features, Major Releases, Point Releases, Software Patches (as such terms are defined in Exhibit D Product Maintenance Program), updates and modifications ("Software Updates") and any documentation in support thereof.

     "SpotLight System" shall mean a single SpotLight(TM) 2000 spectrum management system as described in Exhibit B.

     Any terms not defined herein shall have the same meanings as in the Agreement and the Exhibits thereto.

2.   SCOPE

     Pursuant to the Agreement, Software will be delivered by Seller to Customer for use with a SpotLight System according to the terms of the Agreement and this Exhibit. Customer shall then become a licensee with respect to such Software.

3.   LICENSING GRANT

     3.1 Concurrent with execution of the Agreement, and subject to the terms and conditions set forth herein, Seller grants to Customer a revocable, non-exclusive and non-transferable license under Seller's applicable proprietary rights to use Software delivered to Customer hereunder to routinely operate and monitor the SpotLight System with which the Software was delivered.

     3.2 The Software licensing fees for the most current versions of the Embedded System Software and LampLighter Software (available at the time of purchase of a

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

          SpotLight System) are included in the Purchase Price of a SpotLight System. Software Updates are available under the Software Maintenance Program described in Exhibit D or for additional licensing fees.

4.   LIMITATIONS ON USE OF SOFTWARE

     4.1 Without the prior written consent of Seller, Customer shall only use the Software in conjunction with a single SpotLight System delivered to Customer under the terms of the Agreement.

     4.2 The license granted to Customer in Section 3 is personal and may only be transferred to another SpotLight or site or another entity in accordance with Section 11(b) of the Agreement.

     4.3 The Software is subject to laws protecting patents, trade secrets, know-how, confidentiality and copyright.

     4.4 Customer shall not translate, modify, adapt, decompile, disassemble, or reverse engineer the Software or any portion thereof.

     4.5 Unless otherwise expressly agreed by Seller, Customer shall not permit its directors, officers, employees or any other person under its direct or indirect control, to write, develop, produce, sell, or license any software that performs the same functions as the Software by means directly attributable to access to the Software (e.g. reverse engineering or copying).

     4.6 Customer shall not export the Software from the United States without the written permission of Seller. If written permission is granted for export of the Software, then Customer shall comply with all U.S. laws and regulations for such exports and shall hold Seller harmless, including legal fees and expenses for any violation or attempted violation of the U.S. export laws.

     4.7 Customer acknowledges that Seller owns the Software and that any rights therein not specifically granted in this License are the exclusive property of Seller.

5.   RIGHT TO COPY, PROTECTION AND SECURITY

     5.1 Software provided hereunder may be copied (for back-up purposes only) in whole or in part, in printed or machine-readable form for Customer's internal use only, provided, however, that no more than three (3) printed copies and three (3) machine-readable copies shall be in existence at any one time without the prior written consent of Seller, other than copies electronically resident in SpotLight Systems.

     5.2 With reference to any copyright notice of Seller associated with Software, Customer agrees to include the same on all copies it makes in whole or in part. Seller's copyright notice may appear in any of several forms, including machine-readable form. Use of a copyright notice on the Software does not imply that such has been published or otherwise made generally available to the public.

     5.3 Customer agrees to keep confidential, in accordance with the terms of the Agreement or a non disclosure agreement signed by the parties, and not provide or otherwise make available in any form any Software or its contents, or any portion

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

          thereof, or any documentation pertaining to the Software, to any person other than employees of Customer or Seller.

     5.4 Software is the sole and exclusive property of Seller and no title or ownership rights to the Software or any of its parts, including documentation, is transferred to Customer.

     5.5 Customer acknowledges that it is the responsibility of Customer to take all reasonable measures to safeguard Software and to prevent its unauthorized use or duplication.

6.   REMEDIES

     Customer acknowledges that violation of the terms of this Exhibit or the Agreement shall cause Seller irreparable harm for which monetary damages may be inadequate, and Customer agrees that Seller may, in addition to any other legal or equitable remedy, seek temporary or permanent injunctive relief without the need to prove actual harm in order to protect Seller's interests.

7.   TERM

     Unless otherwise terminated, pursuant to Section 8 hereof, the term of the license granted pursuant to Section 3 herein shall be perpetual.

8.   TERMINATION

     8.1  The license granted hereunder may be terminated by Customer upon one
          (1) month's prior written notice.

     8.2 Seller may terminate the license granted hereunder if Customer is in material default of any of the terms and conditions of this Exhibit E and such termination shall be effective if Customer fails to correct such default within thirty (30) days after written notice thereof by Seller, provided, however, that if such default cannot reasonably be cured within thirty (30) days after written notice by Seller, and Customer diligently commences to correct such default within such thirty (30) days of written notice, the termination by Seller shall become effective if Customer fails to correct such default within ninety (90) days of such written notice. The provisions of Sections 4 and 5 herein shall survive termination of any such license.

     8.3 In the event that Customer is required to return the Software, pursuant to Section 8(b) of the Purchase Agreement, or in the event that Customer returns a SpotLight System pursuant to Section 5(a)(2) of the Purchase Agreement, this license shall terminate immediately upon such return of the Software or Product to Seller.

     8.4 Within one (1) month after termination of the license granted hereunder, Customer shall furnish to Seller a document certifying that through its best efforts and to the best of its knowledge, the original and all copies in whole or in part of all Software, in any form, including any copy in an updated work, have been returned to Seller or destroyed. With prior written consent from Seller, Customer may retain one (1) copy for archival purposes only.

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

9.   RIGHTS OF THE PARTIES

     9.1 Nothing contained herein shall be deemed to grant, either directly or by implication, estoppel, or otherwise, any license under any patents, patent applications or copyrights of Seller except as expressly granted herein.

     9.2 Rights in programs or operating systems of third parties, if any, are further limited by their license agreements with such third parties, which agreements are hereby incorporated by reference thereto and made a part hereof as if fully set forth herein. Customer agrees to abide thereby.

     9.3 During the term of the license granted pursuant to Section 3 herein and for a period of one (1) year after expiration or termination, Seller, and where applicable, its licensor(s), or their representatives may, upon reasonable prior notice to Customer, a) inspect the files, computer processors, equipment, facilities and premises of Customer during normal working hours to verify Customer's compliance with this Agreement, and b) while conducting such inspection, copy and/or retain all Software, including the medium on which it is stored and all documentation that Customer may possess in violation of the license or the Agreement.

     9.4 Customer acknowledges that the provisions of this Exhibit E are intended to inure to the benefit of Seller and its licensors and their respective successors in interest. Customer acknowledges that Seller or its licensors have the right to enforce these provisions against Customer, whether in Seller's or its licensor's name.

10.  LIMITATIONS ON SOFTWARE

     Customer understands that errors occur in Software and Seller makes no warranty that the Software will perform without error. Customer agrees that it is Customer's responsibility to select and test the Software to determine that is meets Customer's needs. Customer accepts the Software "as is" subject to the warranty set forth in Section 6 of the Purchase Agreement.

11.  SOFTWARE OBJECT CODE AND DOCUMENTATION

     In the event Seller becomes insolvent, ceases to carry on business on a regular basis or fails to perform its maintenance obligations herein and Customer purchases Seller's annual Hardware and Software Product Maintenance Program, then Seller shall immediately furnish to Customer the latest version of Product object code and documentation, training materials and any necessary information to enable Customer to maintain such Products or contract with others for such work.

12.  ENTIRE UNDERSTANDING

     12.1 This Exhibit E is a part of, and is to be read together with, the Agreement which contains additional terms and conditions, warranties and indemnities applicable to the Software.

     12.2 Notwithstanding anything to the contrary in other agreements, purchase orders or order acknowledgments, the Agreement, the Software specifications set forth in Exhibit B and this Exhibit E set forth the entire understanding and obligations regarding use of Software, implied or expressed.

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